                                                                        4(f)(18)

                     AMENDED AND RESTATED SECURITY AGREEMENT


                  AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of July 20, 2001 among KITTY HAWK FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), CAC FUNDING CORP., a Nevada corporation, as debtor (together with its successors and assigns, the "Debtor"), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, individually and as servicer (together with its successors and assigns, the "Servicer"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent").


                              W I T N E S S E T H :

                  WHEREAS, the Company, the Debtor, the Servicer and Bank of America (formerly NationsBank, N.A.) have entered into a Security Agreement dated as of July 7, 1998 (the "Original Agreement");

                  WHEREAS, the the Company, the Debtor, the Servicer and Bank of America desire that the Original Agreement be amended and restated on the terms and conditions set forth herein;

                  WHEREAS, subject to the terms and conditions of this Agreement, the Debtor desires to grant a security interest in and to the Loans and related property (including the Debtor's interest in the Contracts securing payment of such Loans) and the Collections derived therefrom during the full term of this Agreement;

                  WHEREAS, pursuant to the Note Purchase Agreement, the Debtor has issued the Note to the Company and will be obligated to the holder of such Note to pay the principal of and interest on such Note in accordance with the terms thereof;

                  WHEREAS, the Debtor is granting a security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of the Debtor of its obligations under the Note, the Note Purchase Agreement and this Agreement;

                  NOW THEREFORE, the parties hereto agree as follows:

                                                                        4(f)(18)

                                   ARTICLE 1

                                  DEFINITIONS

                  SECTION 1.1 Definitions. All capitalized terms used herein shall have the meanings herein specified, and shall include in the singular number the plural and in the plural number the singular:

                  "Accrued Interest Component" shall mean, for any Collection Period, the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period, whether or not such Related Commercial Paper matures during such Collection Period. For purposes of the immediately preceding sentence, the portion of the Interest Component of Related Commercial Paper accrued in a Collection Period in which Related Commercial Paper has a stated maturity date that succeeds the last day of such Collection Period shall be computed based on the actual number of days that such Related Commercial Paper was outstanding during such Collection Period.

                  "Adjusted LIBOR Rate" means, with respect to any Collection Period, a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Collection Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Collection Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance


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

Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

                  "Administrative Agent" shall mean Bank of America, N.A., as administrative agent for the Company.

                  "Administrative Expenses" shall mean, with respect to any Collection Period, the sum of: (a) the reasonable expenses incurred by the Debtor in the ordinary course of business, (b) the reasonable expenses of the Debtor relating to the maintenance of the Collateral, and (c) all other expenses of the Debtor relating to the issuance of the Note pursuant to this Agreement, including legal fees and expenses of counsel and accountants; provided, that Administrative Expenses shall not exceed $25,000 in any given calendar year.

                  "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall have the meaning specified in the Note Purchase Agreement.

                  "Aggregate Outstanding Eligible Loan Balance" shall mean, with respect to any date of determination, the aggregate Outstanding Balance under all Eligible Loans at the end of such day.

                  "Agreement" shall mean this Amended and Restated Security Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Available Cash" shall mean the Accrued Interest Component of Related Commercial Paper which is distributed to the Agent pursuant to Section 5.1(a)(iii),


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with respect to which such Related Commercial Paper did not mature during the related Collection Period.

                  "Available Collections" shall mean, with respect to each Remittance Date, all Collections received by the Servicer, from whatever source, including amounts paid by the Debtor under Section 3.2(e) during or with respect to the prior Collection Period.

                  "Bank Investors" shall have the meaning specified in the Note Purchase Agreement.

                  "Base Rate" means, a rate per annum equal to the greater of
(i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by Bank of America, N.A.) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or Bank of America, N.A. as applicable)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by Bank of America, N.A.) from three Federal funds brokers of recognized standing selected by it.

                  "Blended Advance Rate" shall mean, as applicable, either (i) the percentage designated by the Company, in its sole discretion, on the day of the most recent Funding as the Blended Advance Rate applicable to the Loans which are the subject of such Funding, or (ii) the percentage designated by the Company, in its sole discretion (using methodology similar to that utilized in determining Blended Advance Rates in connection with Fundings that occurred prior to the date of this Amended and Restated Agreement), on the day funds are released to


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the Debtor pursuant to the Release Provisions as the Blended Advance Rate
applicable to the Loans which are the subject of such release. As of the Closing Date, the Blended Advance Rate will be 72.77%.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina or Detroit, Michigan are authorized or required by law to close.

                  "CAC" shall mean Credit Acceptance Corporation, a Michigan corporation, and its successors and assigns.

                  "Carrying Costs" shall mean, with respect to any Collection Period, the sum (without duplication) of (i) the sum of the dollar amount of the obligations of the Company and any related Program Support Providers for such Collection Period determined on an accrual basis in accordance with generally accepted accounting principles consistently applied (a) to pay interest accrued during such Collection Period with respect to the Note pursuant to the Liquidity Provider Agreement and amounts outstanding under the Program Support Agreement at any time during such Collection Period, whether or not such interest is payable during such Collection Period, and (b) to pay the Accrued Interest Component of Related Commercial Paper with respect to such Collection Period, and (ii) the sum of (a) amounts payable in respect of the Note by the Debtor pursuant to Article V of the Note Purchase Agreement, and (b) to pay all fees payable pursuant to the Fee Letter accrued from the first day of such Collection Period through the last day of such Collection Period to the extent not paid by the Debtor in accordance with the provisions of the Note Purchase Agreement and such Fee Letter. During any Collection Period during which the Bank Investors have (x) advanced funds with respect to a Funding or (y) acquired an interest in the Note, in lieu of the amounts described in clause (i)(b) above, Carrying Costs shall include interest on the daily average Net Investment for the related Collection Period at the Adjusted LIBOR Rate, or if such rate is unavailable, at the Base Rate, or if a Termination Event (other than a Termination Event described in


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clauses (vii) and (viii) of Section 6.1) shall have occurred and be continuing, at the Base Rate plus 2.00%.

                  "Closing Date" shall mean July 7, 1998.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (including any successor statute), and the regulations promulgated and the rulings issued thereunder.

                  "Collateral" shall have the meaning set forth in Section 2.1 of this Agreement.

                  "Collateral Agent" shall mean Bank of America, N.A., or any successor thereto, as Collateral Agent hereunder.

                  "Collection Account" shall mean the account established pursuant to Section 4.7 of this Agreement.

                  "Collection Guidelines" shall mean policies and procedures of the Servicer, relating to the collection of amounts due on contracts for the sale of automobiles and/or light-duty trucks, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents.

                  "Collection Period" shall mean, with respect to any Remittance Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs through and including the last day of such immediately preceding calendar month; provided, that the first Collection Period shall begin on the Cut-Off Date and shall end on the 31st day of the calendar month following the month containing the Cut-Off Date.

                  "Collections" shall mean all payments (including Recoveries, credit-related insurance proceeds, Interest Rate Cap proceeds and proceeds of Related Security) received by the Servicer, CAC or the Debtor on or after the Cut-Off Date in respect of the Loans in the form of cash, checks, wire transfers or other form of


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

payment in accordance with the Loans and the Dealer Agreements (including any additional amounts received from pools of contracts for a given Dealer pursuant to a Dealer Agreement which are applied to reduce the balance of the Loans).

                  "Commercial Paper" shall mean promissory notes of the Company issued by the Company in the commercial paper market.

                  "Company" shall mean Kitty Hawk Funding Corporation, a Delaware corporation, together with its successors and assigns.

                  "Consolidated Income Available for Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Net Income, plus (ii) the aggregate amount of income taxes, depreciation, amortization and Consolidated Fixed Charges (to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income for such period), determined on a Consolidated basis for such Persons in accordance with generally accepted accounting principles.

                  "Consolidated Tangible Net Worth" shall mean the total preferred shareholders' investment and common shareholders' investment (common stock, paid-in-capital and retained earnings) as computed under generally accepted accounting principles, less assets properly classified as intangible assets according to generally accepted accounting principles."

                  "Contract" shall mean each retail installment sales contract, in substantially one of the forms attached hereto as Exhibit A, relating to the sale of a new or used automobile or light-duty truck originated by a Dealer and in which CAC shall have been granted a security interest and shall have acquired certain other ownership rights under the related Dealer Agreement to secure the related dealer's obligation to repay one or more Loans.


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

                  "Contribution Agreement" shall mean a Contribution Agreement, dated as of July 7, 1998, substantially in the form of Exhibit B hereto between CAC and the Debtor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Credit Guidelines" shall mean policies and procedures of CAC, relating to the extension of credit to automobile and light-duty truck dealers in respect of retail installment contracts for the sale of automobiles and/or light-duty trucks, including, without limitation, the policies and procedures for determining the creditworthiness of such dealers and relating to this extension of credit to such dealers and the maintenance of installment sale contracts, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents.

                  "Cut-Off Date" shall mean June 30, 1998.

                  "Date of Processing" shall mean, with respect to any transaction relating to a Loan or a Contract, the date on which such transaction is first recorded on the Servicer's master servicing file (without regard to the effective date of such recordation).

                  "Dealer" shall mean any new or used automobile and/or light-duty truck dealer who has entered into a Dealer Agreement with CAC.

                  "Dealer Agreement" shall mean each agreement between CAC and any Dealer, in substantially the form attached hereto as Exhibit C.

                  "Dealer Collections" shall have the meaning specified in
Section 5.1(e).

                  "Dealer Concentration Limit" shall mean 3%.

                  "Debtor" shall mean CAC Funding Corp., a Nevada corporation, and its successors and assigns.


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

                  "Debtor Relief Law" shall mean the Bankruptcy Code of the United States of America, and any successor to such code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

                  "Defaulted Contract" shall mean each Contract for which the amounts due thereunder should be charged off as uncollectible in accordance with the Servicer's accounting policies in effect from time to time. A Contract shall become a Defaulted Contract on the day on which the amounts due under such Contract are recorded as charged off on the Servicer's master file of Contracts, but, in any event, shall be deemed a Defaulted Contract no later than the earliest of (x) the day it becomes 270 days delinquent, based on the date the last payment thereon was received by the Servicer and (y) the day on which it is identified by the Servicer as uncollectible. Notwithstanding any other provision of this Agreement, any amount due under a Defaulted Contract which is an Ineligible Contract shall be treated as an amount due under an Ineligible Contract rather than as an amount due under a Defaulted Contract.

                  "Determination Date" shall mean the eighth day of each calendar month or, if such eighth day is not a Business Day, the next succeeding Business Day.

                  "Dissolution Event" shall mean CAC, the Servicer or the Debtor voluntarily seeking, consenting to or acquiescing in the benefit or benefits of any Debtor Relief Law or similar proceeding or becoming a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law or similar proceedings of or relating to CAC, the Servicer or the Debtor, or relating to all or substantially all of their respective properties, other than as a creditor or claimant, and in the event such proceeding is involuntary, the petition instituting the same is not dismissed within 60 days of


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its filing; or CAC, the Servicer or the Debtor, as applicable, shall admit in writing its inability to pay its debts generally as they become due, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Duff & Phelps" shall mean Duff & Phelps Credit Rating
Company.

                  "Eligible Contract" shall mean each Contract:

                           (a) which satisfies the requirements for "Qualified
Receivable" set forth in the related Dealer Agreement and is not a Defaulted Contract;

                           (b) which is not a lease;

                           (c) which at the time it was created, the Obligor had
provided to the dealer an address within the United States;

                           (d) with respect to which the original Contract term
was 48 months or less, provided, however, that up to 2.5% of Eligible Contracts may have had original terms greater than 48 months up to and including 72 months,

                  "Eligible Dealer Agreement" means, each Dealer Agreement:

                           (1) which was originated in compliance with all
applicable requirements of law and which complies with all applicable requirements of law;

                           (2) with respect to which all material consents,
licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Debtor, CAC or by the Servicer in connection with the origination of such Dealer Agreement or the execution,


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

delivery and performance by the Debtor, CAC or by the Servicer of such Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

                           (3) as to which at the time of the transfer of rights
thereunder to the Collateral Agent and the Secured Parties, the Debtor will have good and marketable title thereto, free and clear of all Liens (other than the interests of the applicable Dealer thereunder);

                           (4) The rights under which have been the subject of a
valid grant of a first priority perfected security interest in such rights and in the proceeds thereof;

                           (5) which will at all times be the legal, valid and
binding obligation of the Dealer thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or inequity);

                           (6) which constitutes either a "general intangible"
or "chattel paper" under and as defined in Article 9 of the UCC as in effect in the Relevant UCC State;

                           (7) which, at the time of the pledge of the rights to
payment thereunder to the Collateral Agent and the Secured Parties, has not been waived or modified;

                           (8) which is not subject to any right of rescission,
setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency,


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reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

                           (9)  as to which CAC, the Servicer and the Debtor
have satisfied all obligations to be fulfilled at the time the rights to payment thereunder are pledged to the Collateral Agent and the Secured Parties;

                           (10) as to which the related Dealer has not asserted
that such agreement is void or unenforceable;

                           (11) as to which the related Dealer is not bankrupt
or insolvent to the best of CAC's knowledge; and

                           (12) as to which none of CAC, the Servicer nor the
Debtor has done anything, at the time of its pledge to the Collateral Agent and Secured Parties, to impair the rights of the Collateral Agent and Secured Parties therein.

                  "Eligible Institution" shall mean the Collateral Agent or any other depository institution organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least "A-1+" and "P-1" from Standard & Poor's and Moody's, respectively, and of at least "D-1+" from Duff & Phelps, if such institution is rated by Duff & Phelps, and of at least "F-1+" from Fitch, if such institution is rated by Fitch.

                  "Eligible Investments" shall mean (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch or agency of any foreign bank) and


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subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than any such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such investment is rated by Duff & Phelps, and from Fitch of at least "F-1+", if such investment is rated by Fitch, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and Standard & Poor's and Duff & Phelps, if such investment is rated by Duff & Phelps, and Fitch, if such investment is rated by Fitch; (iii) certificates of deposit having, at the time of the investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such certificates of deposit are rated by Duff & Phelps, and from Fitch of at least "F-1", if such certificates of deposit are rated by Fitch; or (iv) investments in money market funds rated in the highest investment category, (b) demand deposits in the name of the Secured Parties or the Collateral Agent on behalf of the Secured Parties in any depository institution or trust company referred to in (a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of the investment or contractual commitment to invest therein, a credit rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such commercial paper is rated by Duff & Phelps, and from Fitch of at least "F-1", if such commercial paper is rated by Fitch, (d) Eurodollar time deposits having a credit rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such deposits are rated by


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Duff & Phelps, and from Fitch of at least "F-1", if such deposits are rated by
Fitch, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of the investment therein, a rating from Moody's and Standard & Poor's of at least "P-1" and "A-1+", respectively, and from Duff & Phelps of at least "D-1+", if such party is rated by Duff & Phelps, and from Fitch of at least "F-1", if such party is rated by Fitch.

                           "Eligible Loan" means, each Loan:

                           (13) which has arisen under a Dealer Agreement that,
on the day the Loan was created, qualified as an Eligible Dealer Agreement;

                           (14) which was created in compliance with all
applicable requirements of law and pursuant to a Dealer Agreement which complies with all applicable requirements of law;

                           (15) with respect to which all material consents,
licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Debtor or by the original creditor, if not the Debtor, in connection with the creation of such Loan or the execution, delivery and performance by the Debtor or by the original creditor, if not the Debtor, of the related Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

                           (16) as to which at the time of the pledge of such
Loan to the Collateral Agent and the Secured Parties, the Debtor will have good and marketable title thereto, free and clear of all Liens;

                           (17) which has been the subject of a grant to the
Collateral Agent of a valid first priority perfected security interest in such Loan and in the proceeds thereof;


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

                           (18) which will at all times be the legal, valid and
binding payment obligation of the Obligor thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity);

                           (19) which constitutes a "general intangible" under
and as defined in Article 9 of the UCC as in effect in the Relevant UCC State;

                           (20) the financing of which with the proceeds of
commercial paper would constitute a "current transaction" within the meaning of
Section 3(a)(3) of the Securities Act;

                           (21) which is denominated and payable in United
States dollars;

                           (22) which, at the time of its pledge to the
Collateral Agent and the Secured Parties, has not been waived or modified;

                           (23) which is not subject to any right of rescission
(subject to the rights of the dealer to repay the outstanding balance of the Loan and terminate the related Dealer Agreement), setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

                           (24) as to which CAC, the Servicer and the Debtor
have satisfied all obligations to be fulfilled at the time it is pledged to the Collateral Agent and the Secured Parties;


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

                           (25) as to which the related Dealer has not asserted
that the related Dealer Agreement is void or unenforceable;

                           (26) as to which the related Dealer is not bankrupt
or insolvent to the best of CAC's knowledge;

                           (27) as to which none of CAC, the Servicer nor the
Debtor has done anything, at the time of its pledge to the Collateral Agent and the Secured Parties, to impair the rights of the Collateral Agent and the Secured Parties;

                           (28) the ratio of the outstanding advance to the
gross contract balance securing such Loan is less than or equal to 45%; provided, that Loans which otherwise satisfy the definition of Eligible Loan but with regard to which such ratio is greater than 45% (but in no event greater than 100%) shall be considered Eligible Loans but only to the extent the Outstanding Balance of such Loans does not exceed 22.5% of the Aggregate Outstanding Eligible Loan Balance (not giving effect to this clause (p)); and

                           (29) the proceeds of which were used to finance the
purchases of new or used automobiles and/or light-duty trucks and related products.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean with respect to the Debtor, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with the Debtor as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Excluded Loan Balance" shall mean, with respect to any date of determination, the sum, without duplication, of the aggregate for all Dealers of the amount by which (A) the aggregate Outstanding Balance of


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all Loans made to each such Dealer exceeds (B) the product of the Dealer
Concentration Limit and the Aggregate Outstanding Eligible Loan Balance.

                  "Face Amount" shall mean (i) with respect to Commercial Paper issued on a discount basis, the face amount stated therein, and (ii) with respect to Commercial Paper which is interest-bearing, the principal amount of and interest accrued and to accrue on such Commercial Paper to its stated maturity.

                  "Fee Letter" shall mean the letter agreement, dated the Closing Date, among the Company, the Administrative Agent and the Debtor in respect of the payment by the Debtor of certain fees.

                  "Fitch" shall mean Fitch IBCA, Inc.

                  "Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses, or otherwise becomes contingently liable (whether directly, or indirectly by way of agreement, contingent or otherwise, or purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss) upon, the indebtedness, obligation or liability of any Person, or guarantees the payment of dividends or other distributions upon the stock of any corporation.

                  "Income Collections" shall mean all Collections received in respect of any dealer servicing fee, as stated in, and determined in accordance with, each


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respective Dealer Agreement, plus all investment earnings on amounts on deposit in the Collection Account.

                  "Ineligible Contract" shall mean each Contract other than an Eligible Contract.

                  "Ineligible Loan" shall mean each Loan other than an Eligible Loan.

                  "Initial Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Initial Funding Optional Clean-Up Event" shall mean, with respect to the Initial Funding, any day on which the Net Investment relating to the Initial Funding is equal to or less than 5% of the amount of the highest Net Investment relating to the Initial Funding on any preceding day.

                  "Instruments" shall mean "instruments" as defined in Section 9-105 of the UCC.

                  "Interest Component" shall mean, with respect to Commercial Paper issued (i) on a discount basis, the portion of the Face Amount of such Commercial Paper representing the discount incurred in respect thereof and (ii) on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity provided, however, that if any component of such rate is a discount rate in calculating the Interest Component, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

                  "Interest Rate Cap" shall have the meaning specified in
Section 3.3(q).

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

                  "July 2001 Funding" means the Funding that occurred on July 20, 2001.

                  "KHFC Collateral Agent" shall mean Bank of America, N.A. as collateral agent in respect of the Company's Commercial Paper program.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "LIBOR Rate" means, with respect to any Collection Period, the rate determined by Bank of America, N.A. ("Bank of America") to be (i) the per annum rate for deposits in U.S. Dollars for a term of one month which appears on the Telerate Page 3750 Screen on the day that is two London Business Days prior to the first day of such Collection Period except, that if such first day of the Collection Period is not a Business Day, then the first preceding day that is a Business Day (rounded upwards, if necessary, to the nearest 1/100,000 of 1%),
(ii) if such rate does not appear on the Telerate Page 3750 Screen, the term "LIBOR Rate" with respect to that Collection Period shall be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100,000 of 1%) of the offered quotations obtained by Bank of America from four major banks in the London interbank market selected by Bank of America (the "Reference Banks") for deposits in U.S. Dollars to leading banks in the London interbank market as of approximately 11:00 a.m. (London time) on the day that is two London Business Days prior to the first day of such Collection Period, unless such first day of the Collection Period is not a Business Day, in which case, the first preceding day that is a Business Day or (iii) if fewer than two Reference Banks provide Bank of America with such quotations, the LIBOR Rate shall be the rate per annum which Bank of America determines to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100,000 of 1%) of the offered quotations which leading banks in New York City selected by Bank of America are quoting in the New York interbank market on such date for deposits in U.S. dollars to the Reference Banks or; if fewer than two such quotations are available, to leading European and Canadian Banks.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, charge or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

                  "Liquidity Agreement" shall mean the agreement between the Company and any Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance of Commercial Paper.

                  "Liquidity Provider" shall have the meaning specified in the Note Purchase Agreement.

                  "Liquidity Provider Agreement" shall have the meaning specified in the Note Purchase Agreement.

                  "Loan" shall mean all amounts advanced, whether before or after the listing of such Loan on Exhibit D hereto, by CAC under a Dealer Agreement and payable from Collections, including servicing charges, insurance charges and service policies and all related finance charges, late charges, and all other fees and charges charged to customers; provided, however, that the term "Loan" shall, for the purposes of this Agreement, include only those Loans identified from time to time on Exhibit D hereto, as amended from time to time in accordance herewith.

                  "Loan Systems" means those computer applications which are related to or involved in the origination, collection, management or servicing of the Loans.

                  "London Business Day" shall mean any day which is a Business Day and also is a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London.

                  "Mandatory Clean-Up Event" shall mean any day on which the Net Investment is $500,000 or less.

                  "Material Adverse Change" Any circumstance or event which in the reasonable judgment of the Collateral Agent (a) may be reasonably expected to cause a material adverse change to the validity or enforceability of this Agreement or the Servicing Agreement, (b) may be reasonably expected to be material and adverse to the financial condition, business, operations or property of the Servicer (other than a decline in the volume of vehicles sold in the United States automobile and light-duty truck market or a circumstance or event that has a material adverse effect on the United States financial markets) or (c) may be reasonably expected to materially impair the ability of the Servicer to fulfill its obligations under this Agreement or the Servicing Agreement.

                  "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its subsidiaries, as the case may be, taken as one enterprise, (ii) the ability of such Person to perform its obligations under this Agreement and the other Transaction Documents, (iii) the legality, validity or enforceability of this Agreement and the other Transaction Documents, (iv) the Collection Agent's interest in the aggregate amount of Loans and other Collateral or in any significant portion of the Loans and other Collateral, or
(v) the collectibility of the aggregate amount of Loans or of any significant portion of the Loans, other than, in the case of clauses (i)-(v), such Material Adverse Effects which are the direct result of actions or omissions of the Collection Agent, the Company or their respective Affiliates.

                  "Monthly Servicer's Certificate" shall have the meaning specified in Section 4.5 hereof.

                  "Monthly Servicing Fee" shall mean, with respect to any Remittance Date, an amount equal to the product of (i) 6.00% and (ii) the Available Collections (excluding from Available Collections such amounts paid by the Debtor under Section 3.2(e) with respect to such Remittance Date and any proceeds received pursuant to the Interest Rate Cap).

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which contributions are or have been made by the Debtor or any ERISA Affiliate of the Debtor.

                  "Bank of America" shall mean Bank of America, N.A., a national banking association, and its successors and assigns.

                  "Net Investment" shall mean with respect to any Determination Date, (i) the amount of the Initial Funding plus any Subsequent Fundings less
(ii) all Collections distributed to the Noteholder in reduction of the Net Investment pursuant to Section 5.1 hereof on or prior to such Determination Date less (iii) any draws from the Reserve Account distributed to the Noteholder in reduction of the Net Investment, less (iv) any amounts paid to the Noteholder allocable to principal pursuant to Section 3.2(e), and less (v) any other amounts applied in reduction of the Net Investment. When used with respect to a Funding, Net Investment shall mean the amount of such Funding less the amounts described in clauses (ii) through (v) above with respect to such Funding or with respect to Loans or Contracts related to such Funding, mutatis mutandis.

                  "Note" shall mean the note issued by the Debtor to the Company pursuant to Section 2.1(e) of the Note Purchase Agreement.

                  "Noteholder" shall mean the Company as holder of the Note or any assignee thereof.

                  "Note Interest" shall have the meaning specified in Section 5.1(c).

                  "Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of July 7, 1998 among the Debtor, the Company and Bank of America, as Agent and as a Bank Investor, as such agreement may be amended, modified and supplemented from time to time.

                  "Obligor" shall mean, with respect to any Loan, Dealer Agreement or Contract, the Person or Persons obligated to make payments with respect to such Dealer Agreement, Loan or Contract, respectively, including any guarantor thereof.

                  "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Optional Clean-Up Event" shall mean either an Initial Funding Optional Clean-Up Event or a Subsequent Funding Optional Clean-Up Event, as applicable.

                  "Outstanding Balance" shall mean,

                  (i) with respect to any Contract, all amounts owing under such Contract (whether considered principal or as finance charges) from time to time. The Outstanding Balance with respect to a Contract shall be deemed to have been created at the end of the day on the Date of Processing of such Contract; and

                  (ii) with respect to any Loan, the aggregate amount advanced under such Loan plus all collection costs owed to CAC under and as defined in the related Dealer Agreement less all Collections applied in accordance with the related Dealer Agreement to the reduction of the balance of such Loan.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any other entity succeeding to the functions currently performed by the Pension Benefit Guaranty Corporation.

                  "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity of similar nature.

                  "Plan" shall mean any employee pension benefit plan that (a) is or has been maintained by the Debtor or any ERISA Affiliate of the Debtor, or to which contributions by any such Person are or have been required to be made,
(b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

                  "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Principal Collections" shall mean all Collections which are not Income Collections or Dealer Collections.

                  "Program Support Agreement" shall have the meaning specified in the Note Purchase Agreement.

                  "Program Support Provider" shall have the meaning specified in the Note Purchase Agreement.

                  "Records" shall mean the Dealer Agreements, Contracts and all other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related contracts, records and other media for storage of information) maintained with respect to the Loans and the Contracts and the related Obligors.

                  "Recoveries" shall mean all amounts, if any, received or collected by the Servicer or CAC with respect to Defaulted Contracts.

                  "Recency Basis" shall mean the method of aging a Contract, which determines the delinquency of a Contract based upon the number of days elapsed since the date the last payment was received.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or otherwise modified and is in effect from time to time.

                  "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in the Net Investment with respect to the Debtor.

                  "Related Security" shall mean with respect to any Loan all of CAC's and the Debtor's interest in:

                  (i) the Dealer Agreements and Contracts securing payment of such Loan;

                  (ii) all security interests or liens purporting to secure payment of such Loan, whether pursuant to such Loan, the related Dealer Agreement or otherwise, together with all financing statements signed by the related Obligor describing any collateral securing such Loan and all other property obtained upon foreclosure of any security interest securing payment of such Loan or any related Contract; and

                  (iii) all guarantees, insurance (including insurance insuring the priority or perfection of any lien) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Contract whether pursuant to such Contract or otherwise, including any of the foregoing relating to any Contract securing payment of such Loan.

                  "Release Date" shall mean a Remittance Date on which funds are released to the Debtor pursuant to the Release Provisions.

                  "Release Provisions" shall mean the provisions of Sections 5.1(a)(vi)(A) and 5.1(b)(iv)(A) hereof.

                  "Relevant UCC State" shall mean the States of New York and Michigan, as applicable.

                  "Remittance Date" shall mean the twelfth day of each calendar month, or, if such twelfth day is not a Business Day, the next succeeding Business Day.

                  "Reportable Event" shall mean any of the events set forth in section 4043(b) of ERISA, other than those events for which notice to the PBGC is waived under applicable PBGC regulations.

                  "Required Reserve Account Balance" shall mean an amount equal to the sum of (A) the product of (i) 1.45% and (ii) the Net Investment related to the Initial Funding (after application of funds pursuant to Section 5.1 on the related Remittance Date), (B) the product of (i) 1.00% and (ii) the Net Investment related to the sum of all Subsequent Fundings (after application of funds pursuant to Section 5.1 on the related Remittance Date), and (C) the Supplemental Reserve Requirement.

                  "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Reserve Account" shall mean the account established pursuant to Section 4.7(b) hereof.

                  "Reserve Advance" shall have the meaning specified in Section 5.1(c).

                  "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies.

                  "Secured Parties" shall mean the Company, the Bank Investors and their respective successors and assigns.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities Intermediary" shall mean Bank of America, N.A. and any other entity acting in the capacity of a "securities intermediary" as defined in Section 8-102(14) of the UCC.

                  "Servicer" shall mean initially CAC and thereafter any Person appointed as Successor Servicer.

                  "Servicer Advance" shall have the meaning specified in Section 5.1(c).

                  "Servicer Event of Default" shall mean (a) the failure of the Servicer to make any payment, transfer or deposit as required hereunder, under the Note Purchase Agreement or the Servicing Agreement, (b) the failure of the Servicer to observe or perform in any material respect any other representation, warranty, covenant or agreements of the Servicer (including its Credit Guidelines) in the Servicing Agreement as reasonably determined by the Collateral Agent, (c) the occurrence of any Material Adverse Change, (d) an event of the type described in Section 6.1(ii) shall occur with respect to the Servicer, (e) on a Consolidated basis, the Servicer's Consolidated Tangible Net Worth is less than $205,000,000, plus the sum of (i) 75% of Consolidated Net Income for each fiscal quarter of the Servicer (A) beginning on or after January 1, 2000, (B) ending on or before the applicable date of determination thereof, and (C) for which Consolidated Net Income as determined above is a positive amount, and (ii) the Equity Offering Adjustment, or (f) on a Consolidated basis, at the end of any fiscal quarter, the Fixed Charge Coverage Ratio is less than 1.75 to 1.0.

                  "Servicing Agreement" shall mean the Servicing Agreement, dated as of July 7, 1998, between CAC as servicer, and the Debtor, as such agreement may be amended, modified and supplemented from time to time, attached hereto as Exhibit E.

                  "Standard & Poor's" or "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Structuring Agent" shall mean Banc of America Securities LLC.

                  "Subsequent Funding" shall have the meaning specified in the Note Purchase Agreement.

                  "Subsequent Funding Date" shall have the meaning specified in the Note Purchase Agreement.

                  "Subsequent Funding Optional Clean-Up Event" shall mean, with respect to any Subsequent Funding, any day on which the Net Investment relating to such Subsequent Funding or release is equal to or less than 15% of the amount of the highest Net Investment relating to such Subsequent Funding on any preceding day.

                  "Successor Servicer" shall have the meaning specified in
Section 4.1(a).

                  "Supplemental Reserve Requirement" shall mean an amount equal to (i) as of December 15, 1999 through February 14, 2000, $800,000; (ii) as of February 14, 2000 and any date thereafter, provided that the Net Investment related to the Subsequent Funding taking place on December 15, 1999 is equal to or less than $43,500,000, $0.

                  "Termination Date" shall have the meaning specified in the Note Purchase Agreement.

                  "Termination Event" shall have the meaning specified in
Section 6.1 hereof.

                  "Transaction Documents" shall mean this Agreement, the Contribution Agreement, the Note Purchase Agreement, the Note, the Servicing Agreement, the Fee Letter and the Interest Rate Cap.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or non-perfection of a Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or non-perfection.

                  "Weighted Average Advance Rate" shall mean the Aggregate Outstanding Eligible Loan Balance divided by the aggregate Outstanding Balance of all Eligible Contracts.

                  SECTION 1.2 Additional Definitions. The following definitions shall have the meanings assigned thereto in that certain Third Amended and Restated Credit Agreement, dated as of June 15, 1999, between Credit Acceptance Corporation, Comerica Bank, as administrative agent and collateral agent, Bank of America, N.A., as syndication agent and Banc of America Securities LLC, as sole lead arranger and sole book manager, as amended to the date hereof:
Consolidated; Consolidated Fixed Charges; Consolidated Net Income; Equity Offering Adjustment; and Fixed Charge Coverage Ratio.

                                   ARTICLE 2

                           GRANT OF SECURITY INTEREST

                  SECTION 2.1 Grant of Security Interest. As security for the prompt and complete payment of the Note and the performance of all of the Debtor's obligations under the Note, the Note Purchase Agreement and this Agreement, the Debtor hereby grants to the Collateral Agent, on behalf of the Secured Parties, a security interest in and continuing Lien on all of the Debtor's property, whether now owned or hereafter acquired and wherever located, including, without limitation, all of its right, title and interest in, to and under all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, cash, deposit accounts, certificates of deposit, goods, letters of credit, securities, investment property, financial assets or security entitlements (all of the foregoing, collectively, the "Collateral"). The foregoing pledge does not constitute an assumption by the Collateral Agent of any obligations of the Debtor to Obligors or any other Person in connection with the Collateral or under any agreement and instrument relating to the Collateral, including without limitation any obligation to make future advances to or on behalf of such Obligors.

                  In connection with such pledge, the Debtor agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created for the pledge of chattel paper and general intangibles (each as defined in Article 9 of the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law, and the Debtor shall take any other appropriate action in such manner and in such jurisdictions as are necessary to perfect the security interest in the Collateral to the Collateral Agent. The Debtor agrees to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Collateral Agent on or prior to the Closing Date.

                  In connection with such pledge, the Debtor agrees to deliver to the Collateral Agent on the Closing Date, one or more computer files or microfiche lists containing true and complete lists of all Dealer Agreements and Loans securing the payment of the Note and all of the Debtor's obligations under the Note as of the Closing Date, and all Contracts securing all such Loans, identified by account number, dealer number, and pool number and Outstanding Balance as of the Cut-Off Date. Such file or list shall be marked as Exhibit D to this Agreement, shall be delivered to the Collateral Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

                  The Debtor further agrees to deliver to the Collateral Agent on each Subsequent Funding Date and Release Date, one or more computer files or microfiche lists containing true and complete lists of all Dealer Agreements and Loans securing the payment of the Note and all of the Debtor's obligations under the Note as of to such Subsequent Funding Date or Release Date, and all Contracts securing all such Loans, identified by account number, dealer number, and pool number and Outstanding Balance as of two days prior to such Subsequent Funding Date or Release Date, provided, however, that if a Loan securing payment of the Note is not secured by a closed pool of Contracts as of the Funding Date or Release Date with respect to such Loan and a complete computer file or microfiche list of the Contracts securing such Loan has not been delivered to the Collateral Agent as of such Funding Date or Release Date, then the Debtor shall deliver a complete computer file or microfiche list of the Contracts securing such Loan to the Collateral Agent within three (3) Business Days of the closing of such pool of Contracts. Such file or list shall be marked as Exhibit D to this Agreement, shall be delivered to the Collateral Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

                  In connection with such pledge, each of the Debtor, CAC and Servicer agrees, at the expense of the Debtor, to indicate clearly and unambiguously in its computer files, with respect to the Dealer Agreements listed on Exhibit D, that the rights to payment under such Dealer Agreements have been pledged to the Collateral Agent pursuant to this Agreement for the benefit of the Secured Parties.

                  In connection with such pledge, each of the Debtor, CAC and the Servicer also agrees, within twenty-one days of the Closing Date, to clearly mark each Dealer Agreement and Contract securing a Loan with the following legend: "THIS AGREEMENT HAS BEEN PLEDGED TO BANK OF AMERICA, N.A., AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN SECURED PARTIES" Such legend shall be in bold, in type face at least as large as 12 point and shall be entirely in capital letters.

                  SECTION 2.2 Acceptance by Collateral Agent.

                           (1) The Collateral Agent hereby acknowledges its
acceptance, on behalf of the Secured Parties, of the pledge by the Debtor of the Loans and all other Collateral. The Collateral Agent further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Debtor delivered to the Collateral Agent the computer file or microfiche list represented by the Debtor to be the computer file or microfiche list described in the third paragraph of Section 2.1.

                           (2) The Collateral Agent hereby agrees not to
disclose to any Person (including any Secured Party or Noteholder) any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Collateral Agent by the Debtor pursuant to
Section 2.1, except as is required in
connection with the performance of its duties hereunder or in enforcing the rights of the Secured Parties or to a Successor Servicer appointed pursuant to
Section 4.1(a); provided, however, that notwithstanding anything to the contrary in this Agreement, the Collateral Agent may reply to a request from any Person for a list of Loans, Dealer Agreements, Contracts or other information referred to in any financing statement. The Collateral Agent agrees to take such measures as shall be necessary or reasonably requested by the Debtor to protect and maintain the security and confidentiality of such information. The Collateral Agent shall provide the Debtor with written notice five Business Days prior to any disclosure pursuant to this subsection 2.2(b).

                                   ARTICLE 3

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 3.1 Representations and Warranties of the Debtor. The Debtor represents and warrants to and covenants with the Collateral Agent and the Secured Parties as of the Closing Date, each Subsequent Funding Date and as of each Release Date that:

                           (1) Organization and Good Standing. The Debtor is a
corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement.

                           (2) Due Qualification. The Debtor is duly qualified
to do business and is in good standing (or is exempt from such requirement) in any state where such qualification is required in order to conduct business, and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to obtain such licenses and approvals would have a material adverse effect on the conduct of its business or its ability to perform its obligations under this Agreement.

                           (3) Due Authorization. The execution and delivery of
this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by the Debtor by all necessary corporate action on the part of the Debtor.

                           (4) No Violation. The execution and delivery of this
Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Debtor or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Debtor is a party or by which it or any of its properties are bound.

                           (5) No Proceedings. There are no proceedings or
investigations pending or, to the best knowledge of the Debtor, threatened against the Debtor, before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement, the Note Purchase Agreement or the Note, (iii) seeking any determination or ruling that, in the reasonable judgment of the Debtor, would materially and adversely affect the performance by the Debtor of its obligations under this Agreement, the Note Purchase Agreement or the Note, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Note Purchase Agreement or the Note or
(v) seeking to affect adversely the Federal income tax attributes of the Debtor.

                           (6) Eligibility of Loans. (i) Each Loan classified as
an Eligible Loan (or included in any aggregation of balances of Eligible Loans) by the Debtor or the Servicer in any document or report delivered hereunder was an Eligible Loan as of the date so delivered, and (ii) each related Contract classified as an Eligible Contract (or included in any aggregation of balances of Eligible Contracts) by the Debtor or the Servicer in any document or report delivered hereunder was an Eligible Contract as of the date so delivered.

                           (7) All Consents Required. All approvals,
authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof have been obtained.

                           (8)  Amount of Loans and Contracts; Computer File. As
of the Cut-Off Date, as reported in the loan servicing system, (A) the Aggregate Outstanding Eligible Loan Balance was $69,712,673.71, and (B) the aggregate Outstanding Balance of the Contracts was $253,886,307.59. The computer file or microfiche list delivered pursuant to Section 2.1 hereof is complete and accurately reflects the information regarding the Loans, Dealer Agreements and Contracts in all material respects as of the applicable time referred to in
Section 2.1.

                           (9)  Investment Company. The Debtor is not an
"investment company" within the meaning of the Investment Company Act or is exempt from the provisions of such act.

                           (10) Insolvency. No Dissolution Event with respect to
CAC, the Servicer or the Debtor has occurred, and the pledge of the Loans and other Collateral by the Debtor to the Company has not been made in contemplation of the occurrence of any such event.

                  The representations and warranties set forth in this Section
3.1 shall survive the Debtor's pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Debtor, CAC, the Servicer or the Collateral Agent of a breach of any of the representations and warranties set forth in this Section 3.1, the party discovering such breach shall give prompt written notice to the other parties of such breach.

                  SECTION .1 Representations and Warranties of the Debtor Relating to this Agreement, the Loans and the related Contracts.

                           (11) Eligible Loans; Eligible Contracts. The Debtor
hereby represents and warrants to the Collateral Agent and the Secured Parties that (i) each Loan added to Exhibit D on the Closing Date was an

Eligible Loan as of the Closing Date; each Loan added to Exhibit D on any Subsequent Funding Date or Release Date was an Eligible Loan as of such Subsequent Funding Date or Release Date, and (ii) each Contract added to Exhibit D on the Closing Date was an Eligible Contract as of the Closing Date; each Contract added to Exhibit D on any Subsequent Funding Date or Release Date was an Eligible Contract as of such Subsequent Funding Date or Release Date.

                           (12) Binding Obligation; Valid Transfer and
Assignment. The Debtor hereby represents and warrants to the Collateral Agent and the Secured Parties as of the Closing Date and each Subsequent Funding Date and on each Release Date, that:

                                (1) This Agreement constitutes a legal, valid and binding obligation of the Debtor, enforceable against the Debtor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                                (2) This Agreement constitutes a grant of a security interest (as defined in the UCC) in the Collateral and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC) upon execution and delivery of this Agreement, it being understood that with respect to the security interests in the Contracts, this Agreement constitutes an assignment thereof. Upon the filing of the applicable financing statements, the Collateral Agent shall have a first priority perfected security interest in such property and the proceeds thereof (to the extent set forth in Section 9-306 of the UCC). Neither the Debtor nor any Person claiming through or under the Debtor shall have any claim to or interest in the Collection

         Account, the Reserve Account or any other account or accounts maintained for the benefit of Secured Parties, except for the interest of the Debtor in such property as a debtor for purposes of the UCC.

                           (13) Eligibility of Loans. The Debtor hereby
represents and warrants to the Collateral Agent and the Secured Parties as of the Closing Date and each Subsequent Funding Date and on each Release Date, that:

                                (1) each Loan classified as an "Eligible Loan" (or included in any aggregation of balances of "Eligible Loans") by the Debtor or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Loan on the date so delivered; each Contract classified as an "Eligible Contract" (or included in any aggregation of balances of "Eligible Contracts") by the Debtor or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Contract on the date so delivered;

                                (2) all information with respect to the Dealer Agreements and the Loans and the Contracts and the other Collateral provided to the Collateral Agent by the Debtor or the Servicer was true and correct in all material respects as of the date such information was provided to the Collateral Agent;

                                (3) each Loan and all other Collateral (other than Records) has been pledged to the Collateral Agent free and clear of any Lien of any Person, other than the interests of a Dealer under the Dealer Agreements, and in compliance, in all material respects, with all Requirements of Law applicable to the Debtor;

                                (4) with respect to each Dealer Agreement and each Loan and Contract and all other

         Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Debtor, in connection with the pledge of such Contract or Collateral to the Collateral Agent have been duly obtained, effected or given and are in full force and effect;

                                (5) Exhibit D to this Agreement is and will be an accurate and complete listing of all Dealer Agreements and Loans in all material respects and all Contracts securing such Loans on the date each such Dealer Agreement, Contract and Loan was added to Exhibit D, and the information contained therein with respect to the identity of such Dealer Agreements and Loans and all Contracts securing such Loans and the Outstanding Balances thereunder and under the related Contracts is and will be true and correct in all material respects as of each such date; and

                                (6) no selection procedure believed by the Debtor to be adverse to the interests of the Secured Parties has been or will be used in selecting the Dealer Agreements or the Loans (it being expressly understood that the Loans consist of Loans under the related Dealer Agreements).

                           (14) Notice of Breach. The representations and
warranties set forth in this Section 3.2 shall survive the pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Debtor, CAC, the Servicer or the Collateral Agent of a breach of any of the representations and warranties set forth in this Section 3.2, the party discovering such breach shall give prompt written notice to the other parties of such breach.

                           (15) Payment in Respect of Ineligible Loans and
Ineligible Contracts.

                  (1) In the event of a breach of any of the representations or warranties in Section 3.2(c) with respect to a Loan or Contract, as applicable, and such Loan or Contract (x) is an Ineligible Loan or Ineligible Contract, as applicable, or (y) as a result of such breach or event, such Loan or Contract becomes an Ineligible Loan or Ineligible Contract, as applicable, or the Debtor's or Collateral Agent's rights in, to or under such Loan or Contract or its proceeds are materially impaired or the proceeds of such Loan or Contract are not available for any reason to the Collateral Agent free and clear of any Lien, then the Debtor shall deposit into the Collection Account, on the next Business Day,(A) with respect to each such Loan, an amount equal to the sum of
(1) the product of (x) the Outstanding Balance of such Loan and (y) the Blended Advance Rate relating to such Loan plus (2) the Accrued Interest Component relating to such Loan, and (B) with respect to each such Contract, an amount equal to (1) the product of (x) the Outstanding Balance of each such Contract and (y) the Weighted Average Advance Rate relating to such Contract divided by
(2) .80. Such amounts shall be allocated between Income Collections and Principal Collections and distributed on the next succeeding Remittance Date in accordance with Sections 5.1(a) and (b). For purposes of this paragraph, Outstanding Balance shall be calculated as of the last day of the immediately preceding Collection Period.

                  (2) Upon the request of the Debtor, and after or simultaneously with the deposit of the amounts specified in Section 3.2(e)(i), the Collateral Agent shall release its security interest, on behalf of the Secured Parties, on the Loans and Contracts with respect to which the Debtor has made the specified deposits pursuant to Section 3.2(e)(i) and all other Collateral related exclusively to such Loans or Contracts; provided, however, that any Income Collections relating to any such Loans accrued through the date of the release of the security interest in such Loans shall continue to be pledged to the Collateral Agent and the Secured Parties. The Collateral Agent shall execute such documents and instruments of termination prepared by, and at the expense of, the Debtor and take, at the Debtor's expense, such other actions as shall reasonably be requested by the Debtor to effect the release of the security interests in the Loans and Contracts pursuant to this Section 3.2(e). The obligation of the Debtor set forth in this subsection shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with regard to the Loans and Contracts with respect to which the Debtor has made the specified deposits pursuant to Section 3.2(e)(i).

                  (3) No Impairment. For the purposes of subsections 3.2(e) above, if CAC is the Servicer and the Servicer is otherwise permitted hereunder to hold Collections beyond the applicable period under Section 9-306(3) of the UCC, the proceeds of a Loan shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer for more than the applicable period under Section 9-306(3) of the UCC.

         SECTION 3.2 Covenants of the Debtor.

         The Debtor hereby covenants to the Collateral Agent and the Secured Parties, until all amounts due under this Agreement, the Note Purchase Agreement and the Note have been paid in full, that:

                  (1) Corporate Existence; Conduct of Business. The Debtor will preserve and maintain its existence as a corporation duly organized and existing under the laws of the State of Nevada. The Debtor will carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (2) Compliance with Requirements of Law. The Debtor shall duly satisfy in all material respects its obligations under or in connection with each Loan and Contract, will maintain in effect all material qualifications required under Requirements of Law, and will comply in all material respects with all other Requirements of Law in connection with each Loan and Contract the failure to comply with which would have a material adverse effect on the interests of the Secured Parties in the Collateral.

                  (3) Furnishing of Information and Inspection of Records. The Debtor will furnish to the Collateral Agent, from time to time, such information with respect to the Loans and Contracts as the Collateral Agent may reasonably request, including, without limitation, a computer file, microfiche list or other list identifying each Loan and Contract by pool number, account number and dealer number and by the Outstanding Balance and identifying the Obligor on such Loan or Contract. The Debtor will, at any time and from time to time during regular business hours, upon reasonable notice, permit the Collateral Agent, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of the Debtor for the purpose of examining such Records, and to discuss matters relating to the Loans or Contracts or the Debtor's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Debtor having knowledge of such matters; provided, however, that the Collateral Agent acknowledges that in exercising the rights and privileges conferred in this Section 3.3(c) it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Debtor has a proprietary interest. The Collateral Agent agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the Debtor, any such information, practices, books, correspondence and records furnished to them except that the Collateral Agent may disclose such information
(i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information), (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Collateral Agent or its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives, (iii) to the extent such information was available to the Collateral Agent on a nonconfidential basis prior to its disclosure to the Collateral Agent hereunder or (iv) to the extent the Collateral Agent should be
(A) required in connection with any legal or regulatory proceeding or (B) requested by any bank regulatory authority to disclose such information, (v) to any Program Support Provider, (vi) to any Bank Investor or prospective Bank Investor, and (vii) to any prospective assignee of the Note; provided, that the Collateral Agent shall notify such assignee of the confidentiality provisions of this Section 3.3(c).

                  (4) Keeping of Records and Books of Account. The Debtor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Loans and Contracts (including, without limitation, records adequate to permit adjustments to amounts due under each existing Loan and Contract). The Debtor will give the Collateral Agent notice of any material change in the administrative and operating procedures of the Debtor referred to in the previous sentence.

                  (5) Note Purchase Agreement. The Debtor will comply with the covenants set forth in Section 4.2 of the Note Purchase Agreement.

                  (6) Notice of Liens. The Debtor will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien asserted by a Person that is not an Obligor against any of the Loans or Contracts or other Collateral,
(ii) after becoming aware of any Lien on any Loan or other Collateral other than the pledge hereunder or under the Contribution Agreement, (iii) of any breach by the Debtor or the Servicer of any of its representations, warranties and covenants contained herein or in the Note Purchase Agreement and (iv) of the occurrence of any other event which would have a material adverse effect on the Collateral Agent's interest in the Loans or Contracts or the collectability of amounts due thereunder. The Debtor shall notify the Collateral Agent promptly after becoming aware of any Lien on any Loan or Contract or other Collateral other than the conveyances under the Contribution Agreement.

                  (7) Protection of Interest in Collateral. The Debtor shall execute and file such continuation statements and any other documents reasonably requested by the Collateral Agent, the Agent, the Company or any Bank Investor or which may be required by law to fully preserve and protect the interest of the Collateral Agent and the Secured Parties in and to the Loans and the Contracts and the other Collateral. The Debtor shall further deliver to the Collateral Agent annually, on May 31st of each year, commencing May 31st, 1999, an opinion of counsel acceptable to the Collateral Agent stating whether that
(i) no filings or other actions need to be taken from the date of the opinion until April 30th of the next year in order to continue the perfected status of the Collateral Agent's interest in the Collateral or (ii) setting forth the actions which need to be taken (and when) in order to continue the perfected status of the Collateral Agent's interest in the Collateral beyond April 30th of the next year.

                  (8) No Sales, Liens, Etc. Except as otherwise permitted by the Note Purchase Agreement or any other Transaction Document, the Debtor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon (or the filing of any financing statement with respect to), any of the Collateral. In addition, the Debtor will not, and will not permit CAC, the Servicer or any Obligor to, sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on (or the filing of any financing statement with respect to) any inventory or goods, the sale of which may give rise to an amount payable with respect to a Loan or Contract, other than Liens on inventory which specifically exclude from the property subject to any such Lien Contracts and other property of the type included in the Collateral generated by sales of such inventory and the proceeds thereof. The Debtor will notify the Collateral Agent of the existence of any such Lien immediately upon discovery thereof.

                  (9) No Extension or Amendment. Except as otherwise permitted by the Note Purchase Agreement or any other Transaction Document, the Debtor will not extend, amend or otherwise modify the terms of any Loan or Contract, except to the extent that such extension, amendment or modification is done in accordance with the Collection Guidelines, is determined by the Servicer to be appropriate to maximize Collections and would not have a Material Adverse Effect on the Collateral Agent or either of the Secured Parties.

                  (10) No Merger or Consolidation. The Debtor shall not (i) consolidate or merge with or into any other Person, or (ii) except as otherwise permitted by the Note Purchase Agreement or any other Transaction Document, sell, lease, transfer or otherwise convey all or substantially all of its assets to any other Person.

                  (11) Change of Name, Etc. The Debtor will not, without providing 30 days' notice to the Collateral Agent and without filing such amendments to any previously filed financing statements as the Collateral Agent may reasonably require, (A) change the location of its principal executive office or the jurisdiction of its organization or the location of the offices where the records relating to the Loans or the Contracts are kept, and (B) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by the Debtor in accordance with this Agreement seriously misleading within the meaning of Section 9-402(8) of the UCC.

                  (12) Amendment of Note Purchase Agreement. The Debtor will not amend, modify or supplement the Note Purchase Agreement or any other Transaction Document to which it is a party without the prior written consent of the Collateral Agent to the substance and form of any such amendment, modification or supplement and will not take any other action under this Agreement, the Note Purchase Agreement or any other Transaction Document to which it is a party that would have a material adverse effect on the Collateral Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement.

                  (13) Contribution Agreement. The Debtor, in its capacity under the Contribution Agreement, will at all times enforce the covenants and agreements of CAC in the Contribution Agreement (including the rights and remedies against the Dealers assigned to it thereunder). The Debtor will not enter into any amendment, modification or supplement to the Contribution Agreement without the prior written consent of the Collateral Agent.

                  (14) ERISA Matters. The Debtor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor;
(ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan;
(iii) fail to make any payments to any Multiemployer Plan that the Debtor or any ERISA Affiliate of the Debtor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; (v) permit to exist any occurrence of any Reportable Event which represents a material risk of a liability to the Debtor under ERISA or the Internal Revenue Code, or (vi) permit to exist any occurrence of any Reportable Event which represents a material risk of liability to any ERISA Affiliate of the Debtor under ERISA or the Internal Revenue Code, if, in the case of such ERISA Affiliate, such prohibited transactions, accumulated funding deficiencies, payments, terminations and Reportable Events occurring within any fiscal year of such ERISA Affiliate, in the aggregate, involve a payment of money or an incurrence of liability by the Debtor or any ERISA Affiliate of the Debtor in an amount in excess of $500,000.

                  (15) No Assignment. The Debtor shall not assign any of its rights or delegate any of its duties hereunder or under the Note Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Collateral Agent.

                  (16) Notice of Delegation of Servicer's Duties. The Debtor promptly shall notify the Collateral Agent of any delegation by the Servicer of any of the Servicer's duties under this Agreement or the Note Purchase which is not in the ordinary course of business of the Servicer.

                  (17) Interest Rate Cap. Prior to the Closing Date, the Debtor shall obtain and, unless otherwise consented to by the Agent, have at all times in effect, an interest rate cap agreement (the "Interest Rate Cap") with a financial institution (the "Cap Counterparty"), which shall at all times during the term of the Interest Rate Cap be acceptable to the Agent and shall have at all times a rating of at least "A3" from Moody's and "A-" from Standard & Poor's and which has irrevocably and unconditionally agreed that, prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company, it will not acquiesce, petition or otherwise invoke or cause the Debtor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Debtor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Debtor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Debtor. The Interest Rate Cap shall be in form and substance acceptable to the Agent and shall provide (i) that all amounts payable thereunder shall be paid by the Cap Counterparty directly to the Collection Account, (ii) that the Debtor's rights thereunder have been irrevocably assigned to, and a security interest therein has been granted to, the Collateral Agent for the benefit of the Secured Parties, (iii) for a strike rate of not more than 6.50% per annum, and (iv) that it covers a notional amount corresponding to an amortization schedule provided by the Collateral Agent and attached hereto as Exhibit F.

                                   ARTICLE 4

                     SERVICING AND ADMINISTRATION; ACCOUNTS

         SECTION 4.1 Servicing. (a) Pursuant to the Servicing Agreement, the Debtor has contracted with CAC to act as servicer to manage, collect and administer each of the Loans. Until such time as CAC is terminated as servicer under the Servicing Agreement, references to the Servicer herein shall refer to CAC as servicer under the terms of the Servicing Agreement. In the event of a Servicer Event of Default, the Collateral Agent shall have the right to cause the Debtor to terminate CAC as servicer thereunder. Upon termination of CAC as servicer of the Loans pursuant to Section 2.1 of the Servicing Agreement, the Collateral Agent shall have the right to appoint a successor servicer (the "Successor Servicer") and enter into a servicing agreement with such Successor Servicer at such time and exercise all of its rights under Section 4.3 hereof. In the event that the Successor Servicer is not appointed within 30 days of the Servicer Event of Default which led to the termination of the preceding Servicer, Bank of America, N.A. shall thereupon be appointed to act as Successor Servicer and Bank of America, N.A. agrees to so act. Such servicing agreement shall specify the duties and obligations of such Successor Servicer, and all references herein to the Servicer shall be deemed to refer to such Successor Servicer. Notwithstanding the above, Bank of America, N.A. may appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of automobile installment sales contracts as the Successor Servicer hereunder.

                           (1) The Debtor shall cause the Servicer under the
Servicing Agreement, and the Servicer hereby agrees, to deposit all Collections into the Collection Account no later than two Business Days after the Date of Processing.

                           (2) On or before one hundred twenty (120) days after
the end of each fiscal year of the Servicer, beginning with the fiscal year ending December 31, 1998, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Debtor) to furnish a report to the Collateral Agent and the Secured Parties to the effect that they have (i) compared the information contained in the Monthly Servicer's Certificates delivered during such fiscal year, based on a sample size provided by the Collateral Agent, with the information contained in the Loans, the Contracts and the Servicer's records and computer systems for such period, and that, on the basis of such agreed upon procedures, such firm is of the opinion that the information contained in the Monthly Servicer's Certificates reconciles with the information contained in the Loans and the Contracts and the Servicer's records and computer system and that the servicing of the Loans and the Contracts has been conducted in compliance with this Agreement, (ii) verified the Aggregate Outstanding Eligible Loan Balance as of the end of each Collection Period during such fiscal year, and
(iii) verified that a sample of Loans and Contracts treated by the Servicer as Eligible Loans and as Eligible Contracts, as applicable, in fact satisfied the requirements of the definition thereof contained herein and (iv) conducted a 'negative confirmation' of a sample of the Loans and Contracts and verified that the Servicer's records and computer system used in servicing the Loans and Contracts contained correct information with regard to due dates and outstanding balances, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

                  SECTION 4.2 Duties of the Servicer.

                           (1) The Servicer shall take or cause to be taken all
such action as may be necessary or advisable to collect all amounts due under the Loans and Contracts from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Collection Guidelines, it being understood that there shall be no recourse to the Servicer with regard to the Loans and Contracts except as otherwise provided herein and in the other Transaction Documents. Each of the Debtor and the Secured Parties hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 4.1, to enforce its respective rights and interests in and under the Collateral. So long as no Termination Event shall have occurred, the Servicer may, unless otherwise required by law, in accordance with the Collection Guidelines, extend the maturity of Loans and Contracts, as the Servicer may determine to be appropriate to maximize Collections thereof. The Servicer shall hold in trust for the Secured Parties all records which evidence or relate to all or any part of the Collateral. In the event that a Successor Servicer is appointed, the outgoing Servicer shall deliver to the Successor Servicer and the Successor Servicer shall hold in trust for the Debtor and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

                           (2) If CAC or any affiliate thereof is not the
Servicer, the Collateral Agent, with the consent of the Agent, may revise the percentage used to calculate the Monthly Servicing Fee. The Servicer, if other than CAC, shall as soon as practicable upon demand, deliver to the Debtor all records in its possession which evidence or relate to indebtedness of an Obligor which is not a Loan or a Contract.

                  SECTION 4.3 Rights After Designation of Successor Servicer. At any time following the designation of a Successor Servicer pursuant to Section 4.1:

                               (1) The Collateral Agent may intercept payments made by or on behalf of Obligors and direct that payment of all amounts payable under any Loan or Contract be made directly to the Collateral Agent or its designee; provided, that the Collateral Agent shall pay to any Dealer, to the extent to which such Dealer is entitled, all amounts due to such Dealer under the related Dealer Agreement.

                               (2) The Debtor shall, at the Collateral Agent's request and at the Debtor's expense, give notice of the Collateral Agent's interest in the Loans and Contracts to each Obligor and direct that payments be made directly to the Collateral Agent or its designee.

                               (3) The Debtor shall, at the Collateral Agent's request, (A) assemble all of the records relating to the Collateral, including all Records with respect to the Loans and Contracts, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Collateral Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

                               (4) The Debtor hereby authorizes the Collateral Agent to take any and all steps in the Debtor's name and on behalf of the Debtor necessary or desirable, in the determination of the Collateral Agent, to collect all amounts due under any and all of the Collateral with respect thereto, including, without limitation, endorsing the Debtor's name on checks and other instruments representing Collections and enforcing the Loans and Contracts.

                  SECTION 4.4 Responsibilities of the Debtor. Anything herein to the contrary notwithstanding, the Debtor shall (i) perform all of its obligations under the Loans and Contracts to the same extent as if a security interest in such Loans and Contracts had not been granted hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Debtor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Loans or Contracts and their creation and satisfaction. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Debtor thereunder.

                  SECTION 4.5 Monthly Servicer's Certificate. On each Determination Date, the Servicer shall deliver to the Agent, and the Collateral Agent a certificate in substantially the form of Exhibit G attached hereto (the "Monthly Servicer's Certificate") for the related Collection Period. The Agent shall provide to the Debtor, by the day prior to the related Determination Date in the calendar month following the Collection Period to which such Monthly Servicer's Certificate relates, information relating to the amount of each obligation of the Company which comprises Carrying Costs for such Collection Period. The Monthly Servicer's Certificate shall specify whether a Termination Event is deemed to have occurred with respect to the Collection Period preceding such Determination Date. Upon receipt of the Monthly Servicer's Certificate, the Collateral Agent shall rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein.

                  SECTION 4.6 Additional Representations and Warranties of CAC as Servicer. CAC, in its capacity as Servicer, represents and warrants to the Collateral Agent as of the Closing Date, and each Subsequent Funding Date, that the only material servicing computer systems and related software utilized by the Servicer to service the Loans and Contracts are (i) owned by it, or (ii) provided by Ontario Systems Corporation under an agreement (and related non-exclusive license) and related letter agreements dated November 15, 1989. Should the Servicer or any of its Affiliates develop or implement computer software for servicing that is owned by or exclusively licensed to the Servicer or an Affiliate and utilize such software in the servicing of the Loans and Contracts, the Collateral Agent shall be entitled to compel a license or sublicense for the benefit of the Collateral Agent or its designee of any such rights to the extent the Collateral Agent deems reasonably necessary and appropriate to assure that it or a duly appointed Successor Servicer would be able to continue to service the Loans and Contracts should that be required in accordance with the Servicing Agreement.

                  SECTION 4.7 Establishment of Accounts. (a) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties in the name of the Collateral Agent, a segregated securities account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Collection Account. The Collateral Agent will maintain the Collection Account at an Eligible Institution. If the Eligible Institution holding the Collection Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Collection Account to an Eligible Institution. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be included in Available Collections and be distributed pursuant to Section 5.1.

                           (1) There shall be established on the Closing Date
and maintained, for the benefit of the Secured Parties in the name of the Collateral Agent, a segregated securities account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Reserve Account. The Collateral Agent shall maintain the Reserve Account at an Eligible Institution. If the Eligible Institution holding the Reserve Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Reserve Account to an Eligible Institution. Notwithstanding the foregoing, the Collateral Agent shall not withdraw any funds from, or otherwise exercise control over, the Reserve Account except as provided in this Agreement. All amounts on deposit in the Reserve Account shall be held by the Collateral Agent for the benefit of the Secured Parties.

                           (2) (1) Funds on deposit in the Collection Account
and the Reserve Account shall be invested in Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

                  (2) The Collateral Agent agrees that it shall not accept for credit to the Collection Account or the Reserve Account any investment as to which it has knowledge of any adverse claim thereto. Bank of America, N.A. hereby agrees (and any other Securities Intermediary holding the Reserve Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Collection Account or the Reserve Account from the Collateral Agent.

                  (3) Funds on deposit in the Reserve Account shall be so invested in Eligible Investments that mature such that such funds or the proceeds thereof will be available for withdrawal pursuant to Section 5.1(a), 5.1(b) and 5.1(c) on the maturity date of Related Commercial Paper; in any event the maturity of any Eligible Investment shall not exceed 30 days. Funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature so that such funds will be available prior to the next Remittance Date, except that in the case of funds representing Collections with respect to a succeeding Collection Period, such Eligible Investments may mature so that such funds will be available no later than the Business Day prior to the Remittance Date for such Collection Period. No Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Eligible Investment shall be deposited in the Collection Account or the Reserve Account, as applicable. Investments may be made in either account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in Eligible Investments shall be charged against investment earnings on amounts on deposit in the Collection Account or the Reserve Account, as applicable.

                  (4) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments.

                  (5) Eligible Investments shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. Bank of America, N.A. agrees (and any other Securities Intermediary holding the Reserve Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Collection Account or the Reserve Account given to it by any Person other than the Collateral Agent.

                                   ARTICLE 5

                           ALLOCATION AND APPLICATION
                                 OF COLLECTIONS

                  SECTION 5.1 Collections. (a) On each Remittance Date, the Collateral Agent shall determine by reference to the Monthly Servicer's Certificate for each group of Loans which are the subject of a Funding, the portion of Available Collections which are Income Collections with respect to such Remittance Date and such group of Loans and shall withdraw such amount of Income Collections from the Collection Account and allocate and pay (or release) such amounts in the following order of priority:

                           (1) an amount equal to unpaid Servicer Advances and Reserve Advances for the related Collection Period, in each case made in respect of the Net Investment related to such Funding or such release, if any, shall be paid to the Servicer or deposited into the Reserve Account, as applicable, to repay such Servicer Advances or reinstate such Reserve Advances, respectively;

                           (2) to the Servicer, an amount equal to the Monthly Servicing Fee in respect of such group of Loans for the related Collection Period;

                           (3) to the Agent, for the account of the Company or the Bank Investors an amount equal to the Carrying Costs for the related Collection Period due on such Remittance Date (less the amount of any such Carrying Costs that has been paid by a Servicer Advance or a Reserve Advance), plus the amount of any Carrying Costs previously due but not paid on a prior Remittance Date, in each case made in respect of the Net Investment released to such Funding or such release;

                           (4) to the application of amounts described in clauses (i) through (iii) above on such date with respect to all other groups of Loans or the related Net Investment to the extent such amounts are not fully paid with Income Collections attributable to such other groups of Loans, pro rata among such groups of Loans (or related Net Investment) on the basis of such amounts not fully paid.

                           (5) to the Debtor for Administrative Expenses, pro rata on the basis of the Net Investment related to such group of Loans;

                           (6) (A) with respect to Income Collections as of each Remittance Date up to and including the January 2002 Remittance Date that relate to the July 2001 Funding, to the Debtor, provided that (a) a Termination Date shall not have occurred and a Potential Termination Event or a Termination Event shall not have occurred or be continuing,
         (b) after giving effect to such release to the Debtor, the Net Investment related to any Funding will not be greater than the product of (x) the applicable Aggregate Outstanding Eligible Loan Balance minus the applicable Excluded Loan Balance and (y) the applicable Blended Advance Rate, (c) additional Loans which are satisfactory to the Agent are being conveyed to the Debtor on such Remittance Date as described in Section 5.5 hereof, and, (d) the Required Reserve Account Balance is deposited in the Reserve Account or the Debtor shall have given irrevocable instructions to the Collateral Agent to withhold from the proceeds of such release and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account as of such Remittance Date (after giving effect to any deposits or withdrawals to occur on such date) to at least equal the Required Reserve Account Balance after giving effect to such release of funds; otherwise (B) to the Noteholder to reduce the Net Investment, until the Net Investment has been reduced to zero (it being understood that to the extent the conditions provided for in part (A) above are not satisfied such that all amounts that could have been released under this clause (vi) are eligible for release to the Debtor, then only those funds eligible for release shall be paid to the Debtor and the remainder shall be paid to the Noteholder);

                           (7) to the Agent, for the account of the Persons entitled thereto, an amount equal to all other amounts owed under the Note Purchase Agreement; and

                           (8) the remainder, if any, to the Debtor.

                  (2) On each Remittance Date, the Collateral Agent shall determine by reference to the Monthly Servicer's Certificate for each group of Loans which are the subject of a Funding, the portion of Available Collections which are Principal Collections with respect to such Remittance Date and such group of Loans and shall withdraw such amount of Principal Collections from the Collection Account and allocate and pay such amounts in the following order of priority:

                           (1) to the Agent, for the account of the Company or the Bank Investors, an amount equal to any Carrying Costs for the related Collection Period due on such Remittance Date but which were not paid pursuant to Section 5.1(a) (whether or not in respect of the Net Investment related to such group of Loans);

                           (2) to the Noteholder to reduce the related Net Investment to an amount equal to the product of (x) the applicable Blended Advance Rate (with respect to the July 2001 Funding, the weighted average Blended Advance Rate for such Funding and all releases related thereto) and (y) (a) the applicable Aggregate Outstanding Eligible Loan Balance determined as of the last day of the related Collection Period minus (b) the applicable Excluded Loan Balance;

                           (3) to the application of amounts described in clause
         (ii) above on such date with respect to the Net Investment related to all other Fundings to the extent such amounts are not fully paid with Principal Collectors attributable to such other groups of Loans, pro rata among such other groups of Loans (or related Net Investments) on the basis of such amounts not fully paid;

                           (4) (A) with respect to Principal Collections as of each Remittance Date up to and including the January 2002 Remittance Date that relate to the July 2001 Funding, to the Debtor, provided that
         (a) a Termination Date shall not have occurred and a Potential Termination Event or a Termination Event shall not have occurred or be continuing, (b) additional Loans which are satisfactory to the Agent are being conveyed to the Debtor on such Remittance Date as described in Section 5.5 hereof, and (c) the Required Reserve Account Balance is deposited in the Reserve Account or the Debtor shall have given irrevocable instructions to the Collateral Agent to withhold from the proceeds of such release and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account as of such Remittance Date (after giving effect to any deposits or withdrawals to occur on such date) to at least equal the Required Reserve Account Balance after giving effect to such release of funds; otherwise (B) to the Noteholder to reduce the related Net Investment, until the related Net Investment has been reduced to zero, then to any other Net Investment(s) until reduced to zero (it being understood that to the extent the conditions provided for in part (A) above are not satisfied such that all amounts that could have been released under this clause (iv) are eligible for release to the Debtor, then only those funds eligible for release shall be paid to the Debtor and the remainder shall be paid to the Noteholder);

                           (5) to the Agent, for the account of the Persons entitled thereto, an amount equal to all other amounts owed under the Note Purchase Agreement; and

                           (6) the remainder, if any, to the Debtor.

                  (3) On any date that a tranche of Related Commercial Paper matures whether or not such date is a Remittance Date (each, an "Interest Payment Date"), the Interest Component of matured or maturing Related Commercial Paper due and payable on such day shall be payable as interest on the Note ("Note Interest"). Accordingly, the Collateral Agent, acting upon notice from the Administrative Agent, shall, to the extent the Note Interest exceeds Available Cash, withdraw such amount from funds on deposit in the Collection Account, to the extent of Collections on deposit therein, and remit such amount to the Agent for the account of the Company. To the extent that amounts withdrawn by the Agent, as specified above are insufficient to pay such costs, the Servicer, acting upon notice from the Administrative Agent, shall make an advance in an amount equal to such costs due and payable on such day (a "Servicer Advance") and remit to the Agent for the account of the Company, the amount of such advance; provided, however, that the Servicer shall not be obligated to make any such advance except to the extent that the Servicer reasonably expects to be reimbursed for such advance on a succeeding Remittance Date pursuant to Section 5.1(a)(i); provided further, that the Servicer, from the period beginning on the Closing Date and ending on July 31, 1998, shall not be obligated to make Servicer Advances such that the aggregate amount of outstanding Servicer Advances would be in excess of $750,000 at any time during such time period. To the extent that amounts advanced by the Servicer are insufficient to pay such costs and the Debtor fails to make a payment to the Collateral Agent on such day in the amount of such shortfall, the Collateral Agent shall withdraw the amount of such remaining shortfall from the Reserve Account, to the extent of amounts on deposit therein, and remit such amount to the Agent (such amount, a "Reserve Advance"), for the account of the Company. Amounts required to be remitted pursuant to this Section 5.1(c) to the Agent or the Collateral Agent shall be remitted in immediately available funds to the Agent's account no later than 12:00 noon, New York City time, on the date due.

                  (4) If the Available Collections in respect of a Remittance Date are insufficient to pay the sum of the amounts to be distributed pursuant to clauses (i) through (iii) of Section 5.1(a) or clauses (i) and (ii) of
Section 5.1(b), the Collateral Agent shall withdraw the amount of such shortfall from the Reserve Account, to the extent of amounts on deposit therein, and apply such amount to the payment of the items described in clauses (i), (ii) and (iii) of Section 5.1(a) and clauses (i) and (ii) of Section 5.1(b), in that order of priority.

                  (5) Allocation of Collections Between Principal Collections and Income Collections. The Servicer will allocate Collections monthly in accordance with the actual amount of Income Collections and Principal Collections processed. The Servicer shall determine each month the amount of Collections processed during such month which constitutes amounts which, pursuant to the terms of any Dealer Agreement, are required to be remitted to the applicable Dealer (such collections, "Dealer Collections"). Notwithstanding any other provision hereof, the Servicer shall distribute to the Debtor on each Remittance Date an amount equal to the aggregate amount of Dealer Collections received during or with respect to the prior Collection Period prior to the distribution of Available Collections pursuant to this Section 5.1.

                  SECTION 5.2 Remittances to the Secured Parties. On each Remittance Date, the Collateral Agent shall remit all applicable amounts to each Secured Party in accordance with the provisions of Section 5.1. The foregoing notwithstanding, the final remittance in respect of the Note shall be made in the applicable manner specified above only upon presentation and surrender of the Note at the office of the Debtor specified by it in the notice of such final remittance or repurchase.

                  SECTION 5.3 Reserve Account.

                           (1) On or prior to any Funding, the Debtor shall
deposit or cause to be deposited in the Reserve Account, the Required Reserve Account Balance (calculated as if such Funding had occurred). The Debtor shall deposit into the Reserve Account all amounts which are required to be deposited therein by this Agreement. The Collateral Agent shall promptly withdraw from the Reserve Account all amounts required to be withdrawn therefrom pursuant to Sections 5.1(c), 5.1(d) and 5.4 hereof, and shall either (i) pay such amounts to the Agent, for the account of the Company or the Bank Investors (in the case of withdrawals pursuant to Section 5.1(c) or 5.4) or (ii) deposit such amounts to the credit of the Collection Account (in the case of withdrawals therefrom pursuant to Section 5.1(d)).

                           (2) To the extent that amounts on deposit in the
Reserve Account on any Remittance Date, after giving effect to any required withdrawals therefrom on such day, exceed the Required Reserve Account Balance, such excess amounts shall be withdrawn from the Reserve Account by the Collateral Agent and used to reduce the Net Investment; provided, that any such excess amounts attributable to a decrease in the Supplemental Reserve Requirement shall be paid to the Structuring Agent by wire transfer in immediately available funds to: Account # 1093601650000; ABA # 053000196: Reference:CAC Reserve Release.

                           (3) If and to the extent that the aggregate Net
Investment has been reduced to zero and all amounts owed by the Debtor to the Secured Parties hereunder, under the Note Purchase Agreement, the Note and any other Transaction Document have been paid in full, any amounts on deposit in the Reserve Account shall be released to the Debtor.

                  SECTION 5.4 Optional Clean-Up Event; Mandatory Clean-Up Event. Upon the occurrence of an Optional Clean-Up Event, the Debtor may, and upon the occurrence of a Mandatory Clean-Up Event, the Debtor shall, deposit into the Collection Account on the day preceding the next Remittance Date, an amount which, when taken together with the amount then on deposit in the Collection Account and the Reserve Account (before giving effect to any deposit required by this Section 5.4), shall be sufficient to pay all amounts outstanding under the Note Purchase Agreement, the Note and any other Transaction Document in the case of a Mandatory Clean-Up Event or, in the case of an Optional Clean-Up Event, to pay all amounts outstanding that relate to the Funding to which such Optional Clean-Up Event applies under the Note Purchase Agreement, the Note and any other Transaction Document; provided that such deposit by the Debtor does not constitute or result in a violation of any material agreement related to the indebtedness of the Debtor. If such deposit (or any part of such deposit) is made into the Collection Account pursuant to this Section 5.4, the Collateral Agent shall withdraw on the next Remittance Date (i) in the case of a Mandatory Clean-Up Event, all funds on deposit in the Collection Account and the

Reserve Account, and (ii) in the case of an Optional Clean-Up Event, the funds in the Collection Account and, if necessary, the Reserve Account, that relate to the Funding to which such Optional Clean-Up Event applies, and in each case pay such amounts to the Company, the Bank Investors and any Noteholder, as applicable.

                  SECTION 5.5 Conditions Precedent to Releases to Debtor. It shall be a condition precedent to any release to the Debtor pursuant to the Release Provisions that the aggregate amount released on such date shall not exceed the product of (x) the Aggregate Outstanding Eligible Loan Balance minus the Excluded Loan Balance (in each case with respect to the group of Loans being funded by such release and conveyed to the Debtor on or as of such date) and (y) the Blended Advance Rate in respect of such group of Loans.

                  In addition, on the date of each release to the Debtor pursuant to the Release Provisions (each, a "Release Date"), there shall be delivered to the Agent (with sufficient copies for its counsel) the following documents, all of which shall be in form and substance satisfactory to the
Agent:

                           (1) An officer's certificate of the Debtor, which
shall include the calculations necessary to demonstrate that the aggregate amount released pursuant to the Release Provisions on such date does not exceed the product of (x) the Aggregate Outstanding Eligible Loan Balance minus the Excluded Loan Balance (in each case with respect to the group of Loans being funded by such release and conveyed to the Debtor on or as of such date) and (y) the Blended Advance Rate in respect of such group of Loans, and shall also include a certification by an authorized officer of the Debtor that to the best of such officer's knowledge, no event has occurred since the most recent Funding or release to the Debtor under the Release Provisions that would have a material and adverse effect on the Loans, the Contracts, the Servicer or the Debtor.

                           (2) Copies of proper financing statements (Form
UCC-1) naming CAC as the debtor in respect of the Loans and the other Collateral being conveyed to the Debtor on or as of such date, the Debtor as secured party and the Collateral Agent as assignee or other similar instruments or documents as may be necessary or in the opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to evidence the perfection of the Debtor's security interest in such Loans and other Collateral.

                           (3) Copies of proper financing statements (Form
UCC-3), if any, necessary to terminate all security interests and other rights of any Person in such Loans and other Collateral previously granted by the Debtor, CAC or any Obligor.

                           (4) Certified copies of requests for information or
copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably prior to the Release Date listing all effective financing statements which name the Debtor or CAC (under its present name and any previous names) as debtor and which are filed with respect to the Debtor or CAC in the jurisdictions in which the filings were made pursuant to clause (b) above or in any other jurisdiction reasonably requested by the Collateral Agent in light of various UCC transition rules.

                           (5) Favorable opinion(s) of Dykema, Gossett PLLC and
any other counsel, if required, as counsel to the Debtor and CAC upon written request of the Collateral Agent.

                           (6) An executed copy of an amendment to the
Contribution Agreement or such other document conveying such Loans and other Collateral to the Debtor.

                           (7) Such other documents, instruments, certificates
and opinions as the Collateral Agent or any Bank Investor shall reasonably request.

                                   ARTICLE 6

                               TERMINATION EVENTS

                  SECTION 6.1 Termination Events. The occurrence and continuation of any one of the following events shall be a "Termination Event" under this Agreement:

                           (1) failure (a) on the part of the Debtor or CAC, as applicable, to make any payment or deposit on the date required under this Agreement, the Note Purchase Agreement or the Note, as applicable, and the continuance thereof for one day, (b) on the part of the Debtor to duly observe or perform any term, covenant, condition or agreement set forth in this Agreement, the Note Purchase Agreement, the Note or the Contribution Agreement, and the continuance thereof for three days,
         (c) of any representation or warranty contained in this Agreement, the Note Purchase Agreement or the Contribution Agreement to be true and correct in all material respects on any day when made or deemed to be made hereunder;

                           (2) the Debtor, CAC or the Servicer or any of their subsidiaries (unless such subsidiary is deemed to be immaterial by the Collateral Agent in its sole discretion) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Debtor, CAC or the Servicer or any such subsidiary, as the case may be, or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the

         Debtor, CAC or the Servicer, as the case may be, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Debtor, CAC or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of an applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                           (3) the Debtor, the Servicer or CAC shall enter into any merger, consolidation or conveyance transaction unless, in the case of the Servicer or CAC, the Servicer or CAC, as applicable, is the surviving entity;

                           (4) any Servicer Event of Default occurs;

                           (5) the Collateral Agent and the Secured Parties shall fail for any reason to have a valid and perfected first priority security interest in the Loans and other Collateral of the type covered by Article 9 of the UCC;

                           (6) the Net Investment in respect of any group of Loans shall exceed (a) the related Aggregate Outstanding Eligible Loan Balance minus (b) the related Excluded Loan Balance;

                           (7) the Net Investment in respect of any group of Loans shall exceed the related Outstanding Balance of all related Eligible Contracts minus the related Outstanding Balance of all related Eligible Contracts which have become Defaulted Contracts;

                           (8) a Liquidity Provider or a Program Support Provider shall have notified the Company that an event of default has occurred under the related Liquidity Provider Agreement or the related Program Support Agreement, respectively; or

                           (9) the Commercial Paper of the Company shall no longer be rated at least "A-2", in the case of S&P, and at least "P-2", in the case of Moody's;

then, in the case of any event described above the Agent shall be entitled to give notice of the occurrence of the Termination Date in accordance with clause
(iv) of the definition of Termination Date set forth in the Note Purchase Agreement; provided, that upon the occurrence of an event described in clause
(ii) of this Section 6.1, a Termination Date shall occur automatically without the need for any notice or action on the Agent's part.

                  SECTION 6.2 Remedies. If a Termination Event shall have occurred, the Agent has the right to declare all amounts outstanding under the Note and the Note Purchase Agreement to be then due and payable. If the Note and such other amounts are declared due and payable, the Collateral Agent may do any one or more of the following: SECTION 1.1

                           (1) take all necessary action to foreclose upon the
Collateral;

                           (2) pursue any available remedy by proceeding at law
or in equity including complete or partial foreclosure of the lien upon the Collateral and sale of the Collateral or any portion thereof or rights on interest therein as may appear necessary or desirable (i) to collect amounts owed pursuant to the Note and any other payments then due and thereafter to become due under the Note or (ii) to enforce the performance and observance of any obligation, covenant, agreement or provision contained in this Agreement to be observed or performed by the Debtor; and

                           (3) exercise any remedies of a secured party under
the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Agent on behalf of the Secured Parties, subject to Section 8.7 hereof;

provided, that, in exercising the foregoing rights and remedies, the Collateral Agent shall take no action with regard to any Dealer which is expressly prohibited by the related Dealer Agreement.

                  SECTION 6.3 Application of Proceeds. Any proceeds received by the Collateral Agent from the sale, disposition or liquidation of the Collateral, including as a result of any sale or foreclosure thereon as contemplated by Section 6.2 above, shall be applied as follows:

                           (1) to the payment of (i) all accrued and unpaid
interest in accordance with Section 5.1 hereof and (ii) principal on the Note;

                           (2) to the payment of all other amounts due
hereunder, under the Note Purchase Agreement or the Note to the Agent, the Collateral Agent, the Company or the Bank Investors (pro rata among them in the event sufficient funds are not available to pay such Persons in full); and

                           (3) any remainder after the payment in full of all of
the foregoing, to the Debtor.

                                   ARTICLE 7

                              THE COLLATERAL AGENT

                  SECTION 7.1 Duties of the Collateral Agent. The Collateral Agent, both prior to the occurrence of a Termination Event hereunder and after a Termination Event shall have been cured or waived, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Collateral Agent shall at all times after the occurrence of a Termination Event which has not been cured or waived exercise such of the rights and powers vested in it pursuant to this Agreement using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

                  All Collections received by the Collateral Agent from the Servicer or otherwise will, pending remittance to the Secured Party entitled thereto, be held in trust by the Collateral Agent for the benefit of the Secured Parties and together with all other payment obligations of the Debtor hereunder owing to the Secured Parties shall be payable to the Secured Parties in accordance with the provisions of Article V hereof.

                  Except as otherwise provided herein, the Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Collateral Agent could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Secured Parties. Notwithstanding the foregoing, the Collateral Agent may resign if, after demand therefor, it does not receive payment of any compensation due from the Debtor pursuant to the letter agreement described in Section 7.2. No resignation of the Collateral Agent shall become effective until a successor Collateral Agent approved by the Secured Parties shall have assumed the responsibilities and obligations of the Collateral Agent hereunder.

                  SECTION 7.2 Compensation and Indemnification of Collateral Agent. The Collateral Agent shall be compensated for its activities hereunder and reimbursed for reasonable out-of-pocket expenses (including the reasonable compensation and expenses of its counsel and agents) pursuant to the Fee Letter. Subject to the terms of such letter agreement, the Collateral Agent shall be required to pay the expenses incurred by it in connection with its activities hereunder from its own account. Notwithstanding any other provisions in this Agreement, the Collateral Agent shall not be liable for any liabilities, costs or expenses of the Debtor arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith).

                  The Debtor shall indemnify the Collateral Agent, its officers, directors, employees and agents for, and hold it harmless against any loss, liability or expense incurred without willful misconduct, gross negligence or bad faith on its part, arising out of or in connection with (i) the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Debtor in the performance of its duties hereunder. The provisions of this Section 7.2 shall survive the termination of this Agreement.

                  SECTION 7.3 Representations, Warranties and Covenants of the Collateral Agent. The Collateral Agent agrees to make the following representations, warranties and covenants, and further agrees that the Secured Parties shall be deemed to have relied upon such representations, warranties and covenants in entering into this Agreement and the Note Purchase Agreement.

                           (1) Organization and Good Standing. The Collateral
Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                           (2) Due Authorization. The execution, delivery, and
performance of this Agreement have been duly authorized by the Collateral Agent by all necessary corporate action on the part of the Collateral Agent.

                           (3) Binding Obligation. This Agreement constitutes a
legal, valid and binding obligation of the Collateral Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity). (1)

                           (4) No Conflict. The execution and delivery of this
Agreement by the Collateral Agent, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Collateral Agent, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Collateral Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Collateral Agent is a party or by which it is bound.

                  SECTION 7.4 Liability of the Collateral Agent.

                           (1) The Collateral Agent shall be liable in
accordance herewith only to the extent of the obligations specifically undertaken by the Collateral Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

                           (2) The Collateral Agent shall not be liable for an
error of judgment made in good faith, unless it shall be proved that the Collateral Agent shall have been negligent in ascertaining the pertinent facts.

                           (3) The Collateral Agent shall not be liable with
respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Collateral Agent under this Agreement.

                           (4) The Collateral Agent shall not be charged with
knowledge of any Termination Event unless an officer personally familiar with and currently responsible for administering this Agreement obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from the Debtor, the Servicer, the Company or the Agent, as the case may be.

                           (5) Without limiting the generality of this Section
7.4, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Loans or the related Contracts, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, except with respect to actions necessary to maintain the Collateral Agent's priority position for Eligible Investments pursuant to
Section 4.7(c)(5), (ii) to see to any insurance of the Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Loans,
(iv) to confirm or verify the contents of any reports or certificates of the Servicer or the Debtor delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Contracts at any time or ascertain or inquire as to the performance or observance of any of the Debtor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Loans under the Servicing Agreement.

                           (6) The Collateral Agent shall not be required to
expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

                           (7) The Collateral Agent may rely and shall be
protected in acting or refraining from acting upon any resolution, officer's certificate, any Monthly Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                           (8)  The Collateral Agent may consult with counsel
and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel.

                           (9)  The Collateral Agent shall be under no
obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of a Secured Party pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained in this Agreement, however, shall relieve the Collateral Agent of its obligations, upon the occurrence of a Termination Event (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                           (10) The Collateral Agent shall not be liable for any
action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                           (11) Prior to the occurrence of a Termination Event
before the Collateral Agent has received notice of such Termination Event and after the curing or waiving of all Termination Events that may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured by the Debtor, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Debtor or, if paid by the Collateral Agent, shall be reimbursed by the Debtor upon demand.

                           (12) The Collateral Agent may execute any of the
trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Collateral Agent shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

                  SECTION 7.5 Merger or Consolidation of, or Assumption of the Obligations of, the Collateral Agent. The Collateral Agent shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless: SECTION 1.1

                                (1) the corporation formed by such consolidation or into which the Collateral Agent is merged or the Person which acquires by conveyance or transfer the properties and assets of the Collateral Agent substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Collateral Agent is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Secured Parties in form satisfactory to the Secured Parties, the performance of every covenant and obligation of the Collateral Agent hereunder; and

                                (2) the Collateral Agent has delivered to the Secured Parties an officer's certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                   ARTICLE 8

                                 MISCELLANEOUS

                  SECTION 8.1 Notices, Etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this Section 8.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions (including payment instructions) and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and accounts indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to the Company:

                           Kitty Hawk Funding Corporation
                           c/o Lord Securities, Inc.
                           2 Wall Street
                           New York, New York 10005
                           Attention: Richard Taiano
                           Telephone: (212) 346-9006
                           Telecopy:  (212) 346-9012

                  (with a copy to the Administrative Agent)


                  If to the Servicer (if the Servicer is CAC):

                           Credit Acceptance Corporation
                           Silver Triangle Building
                           25505 West Twelve Mile Road, Suite 3000
                           Southfield, Michigan 48034-8339

                           Attention: Douglas W. Busk
                           Telephone: (248) 353-2700 (ext. 432)
                           Telecopy:  (248) 827-8542


                  If to the Debtor:

                           CAC Funding Corp.
                           Silver Triangle Building
                           25505 West Twelve Mile Road, Suite 3000
                           Southfield, Michigan 48034-8339
                           Attention: Douglas W. Busk
                           Telephone: (248) 353-2700 (ext. 432)
                           Telecopy:  (248) 827-8542


                  If to the Collateral Agent, the Administrative
                  Agent or the Agent:

                           Bank of America N.A.
                           Bank of America Corporate Center
                           100 North Tryon Street
                           NC1-007-10-07
                           Charlotte, North Carolina  28255-0001
                           Attention:  Michelle M. Heath
                                       Investment Banking
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169
                           Payment Information:
                           Bankers Trust Company
                           ABA #: 021001033
                           Acct. #:00362941
                           Reference: KHFC-CAC Funding Corp.

                  SECTION 8.2 Successors and Assigns. This Agreement shall be binding upon the Debtor, the Collateral Agent, the Secured Parties, the Servicer, CAC and their respective successors and permitted assigns and shall inure to the benefit of the Debtor, the Servicer, the Collateral Agent, the Secured Parties and CAC and their respective successors and permitted assigns including any Bank Investors and the Liquidity Provider; provided that the Debtor shall not assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent acting upon written instruction of the Secured Parties. The Debtor and the Collateral Agent hereby acknowledge that the Company has granted a security interest in all of its rights hereunder to the KHFC Collateral Agent. In addition, the Debtor hereby acknowledges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Agreement.

                  SECTION 8.3 Severability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8.4 Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought.

                  SECTION 8.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  SECTION 8.6 No Bankruptcy Petition Against the Company. The Debtor and each of the other parties hereto covenant and agree that, and each such Person agrees that they shall cause any Successor Servicer appointed pursuant to Section 4.1 to covenant and agree that, prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company it will not institute against, or join any other Person in instituting against, the Company or the Debtor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                  SECTION 8.7 Setoff. To the extent permitted by applicable law, the Debtor hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Debtor at any time held by or in the possession of the Collateral Agent.

                  SECTION 8.8 No Recourse. Except as otherwise expressly provided in this Agreement, it is understood and agreed that the Debtor shall not be liable for amounts due under the Note, this Agreement or the Note Purchase Agreement, except to the extent of the Collateral, for any losses suffered by the Company in respect of the Note. The preceding sentence shall not relieve the Debtor from any liability hereunder with respect to its representations, warranties, covenants and other payment and performance obligations herein described.

                  SECTION 8.9 Further Assurances. The Debtor agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Collateral Agent to carry into effect the purposes of this Agreement or to better assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

                  SECTION 8.10 Other Costs, Expenses and Related Matters. The Debtor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Collateral Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Collateral Agent) incurred by or on behalf of the Collateral Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and the transactions contemplated hereby

(including, without limitation, the perfection or protection of the Collateral Agent's security interest in the Collateral) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, (b) arising in connection with the Collateral Agent's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement.

                  SECTION 8.11 Direction of Collateral Agent. The Collateral Agent acknowledges that unless expressly indicated to the contrary herein, all of its rights under this Agreement shall be exercised at the direction of the Secured Parties.

                  SECTION 8.12 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  SECTION 8.13 Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the Debtor, CAC, the Company, the Collateral Agent and, solely, with respect to Sections 4.1 and 4.7, Bank of America, N.A. in its individual capacity have caused this Amended and Restated Security Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             CAC FUNDING CORP.,
                               as Debtor


                             By: /S/ Douglas W. Busk
                                ------------------------------------------------
                                 Name: Douglas W. Busk
                                 Title: Chief Financial Officer


                             CREDIT ACCEPTANCE CORPORATION,
                               Individually and as Servicer


                             By: /S/ Douglas W. Busk
                                ------------------------------------------------
                                 Name: Douglas W. Busk
                                 Title: Chief Financial Officer


                             KITTY HAWK FUNDING CORPORATION,
                               as Company


                             By: /S/ Andy Yan
                                ------------------------------------------------
                                 Name: Andy Yan
                                 Title: Vice President


                             BANK OF AMERICA, N.A.,
                               Individually and as
                               Collateral Agent


                             By: /S/ Christopher G. Young
                                ------------------------------------------------
                                 Name:
                                 Title:

================================================================================



                     AMENDED AND RESTATED SECURITY AGREEMENT


                                      among


                                CAC FUNDING CORP.
                                   as Debtor,


                         KITTY HAWK FUNDING CORPORATION,
                                   as Company,


                              BANK OF AMERICA, N.A.
                      individually and as Collateral Agent,


                                       and


                          CREDIT ACCEPTANCE CORPORATION
                                   as Servicer


                            Dated as of July 20, 2001



================================================================================

                                TABLE OF CONTENTS


                                                                                                 Page
                                                                                                 ----
                                               ARTICLE I
                                              DEFINITIONS
SECTION 1.1       Definitions.......................................................................2

                                              ARTICLE II
                                      GRANT OF SECURITY INTEREST

SECTION 2.1       Grant of Security Interest.......................................................26
SECTION 2.2       Acceptance by Collateral Agent...................................................28

                                              ARTICLE III
                        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR

SECTION 3.1       Representations and Warranties of the Debtor.....................................29
SECTION 3.2       Representations and Warranties of the Debtor Relating to this Agreement, the
                  Loans and the related Contracts..................................................31
SECTION 3.3       Covenants of the Debtor..........................................................36

                                              ARTICLE IV
                                SERVICING AND ADMINISTRATION; ACCOUNTS

SECTION 4.1       Servicing........................................................................44
SECTION 4.2       Duties of the Servicer...........................................................45
SECTION 4.3       Rights After Designation of Successor Servicer...................................46
SECTION 4.4       Responsibilities of the Debtor...................................................47
SECTION 4.5       Monthly Servicer's Certificate...................................................47
SECTION 4.6       Additional Representations and Warranties of CAC as Servicer.....................48


SECTION 4.7       Establishment of Accounts........................................................48

                                               ARTICLE V
                               ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 5.1       Collections......................................................................52
SECTION 5.2       Remittances to the Secured Parties...............................................55
SECTION 5.3       Reserve Account..................................................................55

                                              ARTICLE VI
                                          TERMINATION EVENTS

SECTION 6.1       Termination Events...............................................................57
SECTION 6.2       Remedies.........................................................................59
SECTION 6.3       Application of Proceeds..........................................................59

                                              ARTICLE VII
                                         THE COLLATERAL AGENT

SECTION 7.1       Duties of the Collateral Agent...................................................61
SECTION 7.2       Compensation and Indemnification of Collateral Agent.............................62
SECTION 7.3       Representations, Warranties and Covenants of the Collateral Agent................62
SECTION 7.4       Liability of the Collateral Agent................................................63
SECTION 7.5       Merger or Consolidation of, or Assumption of the Obligations of,
                           the Collateral Agent....................................................67

                                             ARTICLE VIII
                                            MISCELLANEOUS

SECTION 8.1       Notices, Etc.....................................................................68
SECTION 8.2       Successors and Assigns...........................................................69
SECTION 8.3       Severability Clause..............................................................70
SECTION 8.4       Amendments.......................................................................70
SECTION 8.5       Governing Law....................................................................70


SECTION 8.6       No Bankruptcy Petition Against the Company.......................................70
SECTION 8.7       Setoff...........................................................................71
SECTION 8.8       No Recourse......................................................................71
SECTION 8.9       Further Assurances...............................................................71
SECTION 8.10      Other Costs, Expenses and  Related Matters.......................................71
SECTION 8.11      Direction of Collateral Agent....................................................72
SECTION 8.12      Counterparts.....................................................................72
SECTION 8.13      Headings.........................................................................72

                                                                            Page
                                                                            ----

                                                                           Page
                                                                           ----

                                    EXHIBITS

EXHIBIT A           Form of Contracts                                       A-1
EXHIBIT B           Form of Contribution Agreement                          B-1
EXHIBIT C           Form of Dealer Agreement                                C-1
EXHIBIT D           Loans Schedule                                          D-1
EXHIBIT E           Servicing Agreement                                     E-1
EXHIBIT F           Amortization Schedule                                   F-1
EXHIBIT G           Form of Monthly Servicer's Certificate                  G-1